SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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Filed by a party other than the Registrant [_]

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[X]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material under §240.14a-12

AETHLON MEDICAL, INC.

Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AETHLON MEDICAL, INC.
8910 UNIVERSITY CENTER LANE, SUITE 660
SAN DIEGO, CA 92122
(858) 459-7800

Dear Fellow Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Aethlon Medical, Inc. The meeting will be held on Monday, June 4, 2012, at 2:00 p.m. PDT at the Hyatt Aventine located in San Diego, California. The purpose of the meeting will be to approve a proposal to amend our Articles of Incorporation to increase the authorized number of shares of Common Stock that we may issue from 250 million shares to 500 million shares.  On behalf of our board of directors and your entire Aethlon Medical team, I am asking for your support by returning your enclosed proxy in favor of increasing our authorized shares.

In the past year, we transformed our business when we initiated the marketing of our Aethlon ADAPT™ system, a platform technology that converges affinity drug mechanisms with advanced plasma filtration technology to create novel therapeutic device strategies that allow for the rapid yet selective removal of disease-enhancing particles from the entire circulatory system.  Our Aethlon ADAPT™ system provides a pathway to address a wide range of disease conditions.  In October, we disclosed that the first sale of our Aethlon ADAPT™ system occurred through a $6.8 million, multi-year contract awarded to us by the Defense Advanced Research Projects Agency (DARPA).  As a result, we rapidly transitioned from a development stage company to a revenue stage organization and expanded our therapeutic pipeline to include sepsis.  In the coming month, we plan to pursue a larger contract opportunity under the same DARPA program.

However, as we continue to leverage the expansive nature of the Aethlon ADAPT™ system, an increase in our authorized shares represents a valuable and necessary long-term resource to grow our business.  Of particular interest is our ability to establish larger-scale manufacturing capabilities and to support clinical and compassionate-use treatment programs of our Hemopurifier® in the United States and abroad.  Such capabilities would also be crucial to our ability to respond to potential demand for our Hemopurifier® in the marketplace, which could first be driven by treatment outcomes in Hepatitis C infected patients.  Additionally, the availability of additional authorized and unissued common shares provides us with the ability to establish a potential anti-takeover mechanism that could inhibit unwanted attempts to gain control of our Company.

At present, we have approximately 120 million shares issued and outstanding.  However, when taking into account shares underlying warrants, options, and other commitments, we have a very limited number of shares remaining, which threatens strategic initiatives, including those referenced above.  To reduce the risk of a common share deficit, I personally have executed an agreement to lock up shares underlying stock purchase options that I have been awarded or acquired since inception of our Company.  This agreement will remain in place until an amendment to increase our authorized shares has been approved.

We encourage you to exercise your shareholder voting rights with an affirmative support of our proposal to increase authorized shares.  Such support continues our quest to transform the treatment of infectious disease, cancer and other life-threatening conditions.

Respectfully,

/s/ James A. Joyce
James A. Joyce
Chairman & CEO

AETHLON MEDICAL, INC.
8910 UNIVERSITY CENTER LANE, SUITE 660
SAN DIEGO, CA 92122
(858) 459-7800

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

A Special Meeting of Stockholders of Aethlon Medical, Inc. (the “Company”) will be held on Monday, June 4, 2012, at 2:00 p.m. (Pacific Time), at the Hyatt Regency at the Aventine, 3777 La Jolla Village Drive, San Diego, California for the following purposes:

(1) To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 250,000,000 to 500,000,000; and

(2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on April 9, 2012, will be entitled to notice of and to vote at the Special Meeting and at any continuation or adjournment thereof.

BECAUSE OF THE SIGNIFICANCE OF PROPOSAL 1 TO THE COMPANY AND ITS STOCKHOLDERS,
IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE SPECIAL MEETING
IN PERSON OR BY PROXY.

Proposal 1 is fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, the Board of Directors recommends a vote “FOR” Proposal 1.

All stockholders are cordially invited to attend the Special Meeting in person. Your vote is important. Please fill in, date, sign and return the enclosed proxy in the return envelope provided as promptly as possible, whether or not you plan to attend the Special Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. Even though you return your proxy, you may nevertheless attend the Special Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on June 4, 2012:

The proxy materials are available at www.icommaterials.com/aethlon.

By Order of the Board of Directors /s/ James A. Joyce James A. Joyce, Chairman of the Board

AETHLON MEDICAL, INC.
8910 UNIVERSITY CENTER LANE, SUITE 660
SAN DIEGO, CALIFORNIA 92122
(858) 459-7800
__________________

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2012
__________________

VOTING AND PROXY

This statement is furnished in connection with the solicitation by the Board of Directors of Aethlon Medical, Inc. (hereinafter referred to as the “Company,” “we,” “our” or “us”) of proxies to be used at the Special Meeting of Stockholders to be held at the Hyatt Regency at the Aventine, 3777 La Jolla Village Drive, San Diego, California on Monday, June 4, 2012, at 2:00 p.m. (Pacific Time), and at any meeting following adjournment thereof (the “Meeting”). Stockholders may obtain directions in order to attend and vote at the Meeting at www.aethlonmedical.com under “About Aethlon” – “Contact Us.”

The Notice of Special Meeting, this Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 20, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 4, 2012: The proxy materials are available at www.icommaterials.com/aethlon.

What is the purpose of the Meeting?

At the Meeting, our stockholders will vote on an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, $.001 par value (“Common Stock”) from 250,000,000 to 500,000,000. Our stockholders also will vote on any other business to properly come before the Meeting.

Who is entitled to vote at the Meeting?

Stockholders of record at the close of business on April 9, 2012 (the “Record Date”) are entitled to receive notice of and to vote at the Meeting. Each share of Common Stock outstanding at the close of business on the Record Date will be entitled to one vote on all matters properly submitted to a vote at the Meeting. As of the Record Date, there were 120,318,922 shares of Common Stock outstanding. If you were a stockholder of record of Common Stock on the Record Date, you will be entitled to vote all of the shares of Common Stock that you held on that date at the Meeting or any postponements or adjournments of the Meeting. Stockholders who own shares registered in different names or at different addresses may receive more than one proxy card. You must sign each of the proxy cards received to ensure that all of the shares you own are represented at the Meeting.

Why is the Company soliciting proxies?

As many of our stockholders may be unable to attend the Meeting in person, the Board of Directors solicits the enclosed proxy so that each stockholder is given an opportunity to vote. The proxy enables each stockholder to vote via proxy on all matters that are scheduled to come before the Meeting. When a properly executed proxy card is returned, the stockholder’s shares will be voted according to the stockholder’s directions. Stockholders are urged to specify their choices by marking the appropriate box on the enclosed proxy card.

What constitutes a quorum?

A majority of the shares entitled to vote, present in person or represented by proxy at the Meeting, shall constitute a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by the Inspector of Election in conjunction with information received from our transfer agent. The Inspector of Election also will determine whether or not a quorum is present.

Shares that abstain from voting as to the proposal, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to the proposal (“broker non-votes”), will be counted for purposes of determining whether a quorum is present at the Meeting.

What vote is required to approve Proposal 1?

The affirmative vote of holders of a majority of the shares issued and outstanding on the Record Date is required to approve the amendment of the Company’s Articles of Incorporation.

How do I vote?

The Company is offering you two methods of voting your shares:

•	You may indicate your vote on the enclosed proxy card, sign and date the card, and return it in the enclosed prepaid envelope; or

•	You may attend the Meeting and vote in person.

How will my shares be voted if I return my proxy card?

All shares entitled to vote and represented by properly executed proxies received prior to the Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. The Company does not anticipate that any other matters will be raised at the Meeting.

May I change my vote after I return my proxy card?

Any proxy may be revoked at any time before it is voted at the Meeting by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation or duly executed proxy, in either case dated later than the prior proxy relating to the same shares or (ii) attending the Meeting and voting in person (although attendance at the Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Aethlon Medical, Inc., 8910 University Center Lane, Suite 660, San Diego, California 92122, Attention: Secretary, or hand delivered to the Secretary, before the taking of the vote at the Meeting.

Who will bear the costs of this solicitation?

This Proxy Statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing, web hosting and mailing this Proxy Statement and other proxy materials and all other expenses of soliciting proxies. We have retained InvestorCom, Inc. (“InvestorCom”) to solicit proxies on our behalf and to request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by those persons. We agreed to pay InvestorCom a fee of $4,500 for these services and will reimburse InvestorCom for all reasonable out-of-pocket expenses incurred by it in the performance of its duties as our proxy solicitor, including reimbursing it for any payments made on our behalf to brokers and other nominee holders for their expenses in forwarding soliciting material. We also have agreed that InvestorCom’s fees may increase if certain changes in the scope of its services occur. In addition, our directors, officers and employees may solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

Where can I find the proxy materials for the Meeting on the internet?

Stockholders may access the following proxy materials at www.icommaterials.com/aethlon: our Notice of Special Meeting of Stockholders, Proxy Statement and proxy card.

How are proxy materials delivered to households?

The Company will deliver only one Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Proxy Statement or the Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of any such document was delivered upon oral or written request to:

Aethlon Medical, Inc.
Attn: Secretary
8910 University Center Lane, Suite 660
San Diego, California 92122
Telephone No.:  (858) 459-7800

A stockholder may direct notification to the Company at the above address or phone number that such stockholder wishes to receive a separate proxy statement, annual report to stockholders or Notice of Internet Availability of Proxy Materials, as applicable, in the future. Stockholders sharing an address may direct to the Company at the above address or phone number requests for delivery of a single copy of annual reports to stockholders, proxy statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of such documents.

PROPOSAL #1 – APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
FROM 250,000,000 TO 500,000,000

We believe that an increase in the number of authorized shares of our Common Stock is necessary in order to assure that a sufficient number of shares of our Common Stock are available for issuance in the future if our Board of Directors deems it to be in our and our stockholders’ best interests. Without an increase in the authorized capital, we may not be able to raise needed operating capital. A total of an additional 250,000,000 shares of Common Stock has been determined by our Board of Directors to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our Common Stock. Immediately following this increase, the Company will have approximately 379,681,078 shares of Common Stock authorized but unissued and available for issuance.

The additional shares of Common Stock to be authorized by adoption of the amendment of the Company’s Articles of Incorporation (the “Amendment”) would have rights identical to the currently outstanding shares of Common Stock. Adoption of the Amendment would not affect the rights of the holders of currently outstanding Common Stock, except to the extent additional shares actually are issued, which may have certain effects, including dilution of the earnings per share and voting rights of current holders of Common Stock. If the Amendment is adopted, it will become effective upon filing of the Articles of Amendment with the Office of the Secretary of State of the State of Nevada. If the Amendment is adopted, the Articles of Amendment giving effect to the Amendment will be filed as soon as practicable. The text of the Amendment is attached to this Proxy Statement as Exhibit A.

The remaining authorized but unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions and the issuance or reservation of Common Stock for employee stock options. The Company’s Board will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for the regularly scheduled Annual Meeting of Stockholders in order to increase the authorized capital. If in a particular transaction stockholder approval were required by law, applicable stock exchanges or markets, or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that the Company might have the requisite number of voting shares to consummate the transaction.

The Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in the Articles of incorporation or the Bylaws of the Company in effect on the date of this Proxy Statement. However, the Company’s stockholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board more difficult or time-consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company. The Company is not aware of any proposed attempt to take over the Company. The Company has no present intention to use the increased number of authorized shares of Common Stock for anti-takeover purposes.

Upon filing the Amendment with the Secretary of State of the State of Nevada, the Company’s authorized shares will increase from two hundred fifty million shares to five hundred million shares, all of which will be Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE INCREASE IN AUTHORIZED SHARES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2012, with respect to the ownership of our Common Stock, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of each class of our capital stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group. The term “executive officer” is defined as the President, Chief Executive Officer, Secretary, Chief Financial Officer/Treasurer, any vice-president in charge of a principal business function (such as administration or finance), or any other person who performs similar policy making functions for the Company. We believe that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws where applicable, except where otherwise noted:

TITLE OF CLASS	NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF BENEFICIAL OWNERSHIP
Common Stock	James A. Joyce, Chief Executive Officer and Director 8910 University Center Lane, Suite 660 San Diego, CA 92122	14,043,799 shares (3)	10.9%
Common Stock	Richard H. Tullis, PhD, Chief Scientific Officer and Director 8910 University Center Lane, Suite 660 San Diego, CA 92122	3,135,925 shares (4)	2.6%
Common Stock	Rodney S. Kenley, President and Director 8910 University Center Lane, Suite 660 San Diego, CA 92122	415,831 shares (5)	*
Common Stock	James B. Frakes, Chief Financial Officer 8910 University Center Lane, Suite 660 San Diego, CA 92122	510,000 shares (6)	*
Common Stock	Franklyn S. Barry, Jr., Director 8910 University Center Lane, Suite 660 San Diego, CA 92122	1,203,976 shares (7)	1.0%
Common Stock	Edward G. Broenniman, Director 8910 University Center Lane, Suite 660 San Diego, CA 92122	1,490,899 shares (8)	1.3%
Common Stock	Ellen R Weiner Family Revocable Trust (9) 10645 N. Tatum Blvd., Suite 200-166 Phoenix, AZ 85028	12,596,536 shares (10)	9.9%
Common Stock	Estate of Allen S. Bird (9) PO Box 371179 Las Vegas, NV 89137	8,067,998 shares (10)	6.4%
Common Stock	Phillip A. Ward (9) PO Box 3322 Rancho Santa Fe, CA 92067	6,007,321 shares (11)	4.99%
Common Stock	Alpha Capital Anstalt (9) c/o LH Financial Services Corp. 150 Central Park South, 2nd Floor New York, NY 10019	6,172,027 shares (12)	4.99%
Common Stock	Osher Capital (9) c/o LH Financial Services Corp. 150 Central Park South, 2nd Floor New York, NY 10019	6,172,027 shares (13)	4.99%
Common Stock	All Current Directors and Executive Officers as a Group (6 members)	20,800,430 shares	15.5%
*  Less than 1%

(1)           Based on 117,515,892 shares of Common Stock outstanding on the transfer records of the Company as of March 31, 2012.

(2)           Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable by a person within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except where otherwise noted, the Company believes that each individual or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such person, subject to community property laws, where applicable.

(3)           Includes 2,231,100 stock options exercisable at $0.38 per-share, 2,857,143 stock options exercisable at $0.21 per share, 2,500,000 stock options exercisable at $0.36 per share and 3,500,000 stock options exercisable at $0.25 per share. An additional 1,000,000 stock options (exercisable at $0.25 per share) granted to Mr. Joyce are excluded from the above table as that portion will vest after 60 days from March 31, 2012.

In addition, Mr. Joyce has been granted 4,000,000 shares of restricted common stock, which vest over a 36-month period commencing June 30, 2010; however, such shares will not be issued until Mr. Joyce requests delivery of such vested shares. The above table includes 2,555,556 shares, representing 23 months of vesting under the 4,000,000 share grant. As of March 31, 2012, Mr. Joyce has accepted 600,000 of such shares.

On March 26, 2012, Mr. Joyce entered into an Option Suspension Agreement whereby Mr. Joyce agreed not to exercise his stock options pending the filing of amended Articles of Incorporation of the Company increasing our authorized capital. Accordingly, none of Mr. Joyce’s options can be exercised until the amended Articles of Incorporation have been filed. The agreement also provides Mr. Joyce certain protections in the event that the Company should undergo a change of control transaction while exercise of his options is suspended. Such protections include the right to receive, in the form of cash payments, the positive value of his options (which remain subject to suspension) at the time of such transaction. Mr. Joyce may revoke such Agreement without penalty to him.

(4)           Includes 867,175 stock options exercisable at $0.38 per share, 750,000 stock options exercisable at $0.41 per share and 1,000,000 stock options exercisable at $0.25 per share.

(5)           Includes 395,831 stock options exercisable at $0.25 per share. An additional 604,169 stock options (exercisable at $0.25 per share) granted to Mr. Kenley are excluded from the table as that portion will vest after 60 days from March 31, 2012.

(6)           Includes 500,000 stock options exercisable at $0.25 per share.

On March 26, 2012, Mr. Frakes entered into an Option Suspension Agreement whereby Mr. Frakes agreed not to exercise his stock options pending the filing of amended Articles of Incorporation of the Company increasing our authorized capital. Accordingly, none of Mr. Frakes’ options can be exercised until the amended Articles of Incorporation have been filed. The agreement also provides Mr. Frakes certain protections in the event that the Company should undergo a change of control transaction while exercise of his options is suspended. Such protections include the right to receive, in the form of cash payments, the positive value of his options (which remain subject to suspension) at the time of such transaction. Mr. Frakes may revoke such Agreement without penalty to him.

(7)           Includes 264,550 stock options exercisable at $0.38 per share, 500,000 stock options exercisable at $0.41 per share and 333,333 stock options exercisable at $0.25 per share. An additional 166,667 stock options (exercisable at $0.25 per share) granted to Mr. Barry are excluded from the table as that portion will vest after 60 days from March 31, 2012.

(8)           Includes 308,725 stock options exercisable at $0.38 per share, 500,000 stock options exercisable at $0.41 per share and 400,000 stock options exercisable at $0.25 per share. An additional 200,000 stock options (exercisable at $0.25 per share) granted to Mr. Broenniman are excluded from the table as that portion will vest after 60 days from March 31, 2012.

(9)           More-than-5% stockholder.

(10)         Includes certain shares issuable upon conversion of a convertible note and exercise of warrants held by the Ellen R. Weiner Family Revocable Trust (the "Trust") and all shares issuable upon conversion of a convertible note and exercise of warrants held by the Estate of Allan S. Bird (the "Estate"). The Trust owns a convertible promissory note in the principal amount of $660,000 convertible into 15,751,790 shares at $0.0419 per share and 8,769,897 warrants to purchase common shares at $0.0419 per share. The Estate owns a convertible promissory note in the principal amount of $225,000 convertible into 5,369,928 shares at $0.0419 per share and 2,698,070 warrants to purchase common shares at $0.0419 per share. Beneficial ownership by each of the Trust and the Estate is limited contractually to the extent that such conversion or exercise would cause the aggregate number of shares of common stock beneficially owned by either to exceed 9.9%. Accordingly, beneficial ownership for the Trust does not reflect 14,799,838 shares underlying the convertible note and warrants that would cause the number of shares beneficially owned by the Trust to be 18.1% of our outstanding shares. Mr. Bird was Ms. Weiner's father-in-law. The Ellen R. Weiner Family Trust disclaims any beneficial ownership of the Estate's note, associated warrants and underlying common stock. The Estate of Mr. Bird disclaims any beneficial ownership of the Trust's note, associated warrants and underlying common stock.

(11)           Includes certain shares issuable upon the conversion of convertible notes and exercise of warrants held by Phillip A. Ward. Mr. Ward owns a convertible note in the principal amount of $100,000 convertible into 1,111,111 shares of common stock at $0.09 per share; and a convertible note in the principal amount of $157,656 convertible into 1,751,733 shares of common stock at $0.09 per share; and warrants to purchase 100,000 shares of common stock at an exercise price of $0.176 per share; warrants to purchase 194,118 shares of common stock at an exercise price of $0.17 per share; warrants to purchase 555,556 shares of common stock at an exercise price of $0.18 per share; warrants to purchase 555,556 shares of common stock at an exercise price of $0.18 per share; warrants to purchase 555,556 shares of common stock at an exercise price of $0.18 per share; warrants to purchase 194,118 shares of common stock at an exercise price of $0.17 per share; warrants to purchase 1,111,111 shares of common stock at $0.125 per share; and warrants to purchase 1,751,735 shares of common stock at $0.125 per share. Mr. Ward's beneficial ownership is limited contractually to the extent that exercise of such notes and warrants would cause the aggregate number of shares of common stock beneficially owned by Mr. Ward to exceed 4.99% of our outstanding shares. Accordingly, beneficial ownership for Mr. Ward does not reflect 5,009,288 shares underlying such notes and warrants that would cause the number of shares beneficially owned by Mr. Ward to be 8.8% of our outstanding shares.

(12)           Includes certain shares issuable upon the conversion of convertible notes and exercise of warrants held by Alpha Capital Anstalt (“Alpha”). Alpha owns a convertible note in the principal amount of $240,000 convertible into 4,395,604 shares of common stock at $0.0546 per share; a convertible note in the principal amount of $275,000 convertible into 5,036,630 shares of common stock at $0.0546 per share; and a convertible note in the principal amount of $152,500 convertible into 2,178,571 shares of common stock at $0.07 per share; and warrants to purchase 1,237,500 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 495,000 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 1,375,000 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 1,375,000 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 3,257,500 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 3,257,500 shares of common stock at an exercise price of $0.10 per share; and warrants to purchase 2,178,571 shares of common stock at an exercise price of $0.10 per share. Alpha’s beneficial ownership is limited contractually to the extent that exercise of such notes and warrants would cause the aggregate number of shares of common stock beneficially owned by Alpha to exceed 4.99% of our outstanding shares. Accordingly, beneficial ownership for Alpha does not reflect 18,614,850 shares underlying such notes and warrants that would cause the number of shares beneficially owned by Alpha to be 17.4% of our outstanding shares.

(13)           Includes certain shares issuable upon the conversion of convertible notes and exercise of warrants held by Osher Capital (“Osher”). Osher owns a convertible note in the principal amount of $75,000 convertible into 1,373,626 shares of common stock at $0.0546 per share; a convertible note in the principal amount of $18,700 convertible into 342,491 shares of common stock at $0.0546 per share; and a convertible note in the principal amount of $125,400 convertible into 2,296,703 shares of common stock at $0.0546 per share; and warrants to purchase 247,500 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 181,500 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 825,000 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 115,500 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 825,000 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 115,500 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 1,559,000 shares of common stock at an exercise price of $0.10 per share; and warrants to purchase 1,559,000 shares of common stock at an exercise price of $0.10 per share. Osher’s beneficial ownership is limited contractually to the extent that exercise of such notes and warrants would cause the aggregate number of shares of common stock beneficially owned by Osher to exceed 4.99% of our outstanding shares. Accordingly, beneficial ownership for Osher does not reflect 3,268,793 shares underlying such notes and warrants that would cause the number of shares beneficially owned by Osher to be 7.4% of our outstanding shares.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, any stockholder who desires to include a proposal in the proxy statement for the next Annual Meeting of Stockholders of the Company must deliver the proposal to our principal executive office a reasonable time before the Company begins to print and send its proxy materials for the meeting. Any stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely if not delivered to our principal executive office a reasonable time before the Company begins to send its proxy materials for the meeting.

Notice of intention to present a proposal at the next Annual Meeting of Stockholders should be addressed to the Secretary, Aethlon Medical, Inc., 8910 University Center Lane, Suite 660, San Diego, California 92122. We reserve the right to vote against, reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

TRANSACTION OF OTHER BUSINESS

Management does not know of any matters to be brought before the Meeting other than those referred to in this Proxy Statement. If any matters that are not specifically set forth in the form of proxy and this Proxy Statement properly come before the Meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

PROXY

AETHLON MEDICAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING ON JUNE 4, 2012

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” the approval of the proposal set forth in the Proxy Statement.

The stockholder(s) represented herein appoint(s) James A. Joyce and Richard H. Tullis, and each of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Special Meeting of the Stockholders of Aethlon Medical, Inc. to be held at the Hyatt Regency at the Aventine, 3777 La Jolla Village Drive, San Diego, California 92122, on June 4, 2012, at 2:00 p.m. (Pacific Time), and in any adjournment or postponement thereof as specified in this proxy.

PROPOSAL #1-APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

PLEASE MARK, DATE AND SIGN YOUR PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

IN THEIR DISCRETION, PROXIES ARE ENTITLED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

COMPANY ID:	PROXY NUMBER:	ACCOUNT NUMBER:

Signature _________________________	Date __________

Signature _________________________	Date __________

Note: Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer and affix corporate seal.

Exhibit A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: Aethlon Medical, Inc.

2. The articles have been amended as follows:

“Article V. Common Stock and Voting.

The Corporation shall have the authority to issue an aggregate of five hundred million (500,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated ‘common’ shares, with the same rights. Shares may only be issued as fully paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation’s stockholders shall be entitled to vote. The Corporation’s common stock shall not be subject to assessment to pay any debts of the Corporation.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ____________________

4. Effective date of filing: (optional)	__________________________________________________
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

______________________________________
Signature of Officer